Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

OMNIA WELLNESS INC.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $__________	Issue Date: __________

OMNIA WELLNESS INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to ____________ or its permitted assigns or successors (the “Holder”), the principal amount of ____________________ ($______________) (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon. This Note shall bear interest at a fixed rate of ten percent (10%) per annum, beginning on the Issue Date. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable, along with the Principal Amount, on the Maturity Date. Except as set forth in Section 3, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

1.	DEFINITIONS.

1.1. DEFINITIONS. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Applicable Laws” means any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, policies, and rules or common law (whether now existing or hereafter enacted or promulgated), of any and all governmental authorities, agencies, departments, commissions, boards, courts, or instrumentalities of the United States, any state of the United States, any other nation, or any political subdivision of the United States, any state of the United States or any other nation, and all applicable judicial and administrative, regulatory or judicial decrees, judgments and orders, including common law rules and determinations.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

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“Conversion Shares” means the New Round Stock issued or issuable to the Holder upon the Conversion Date pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Holder” or “Holders” means the Person named above or any Person who shall thereafter become a recordholder of this Note in accordance with the terms hereof.

“Issue Date” means the issue date stated above.

“Maturity Date” shall mean the earlier of: (a) the one (1) year anniversary of the Issue Date or (b) the Conversion Date pursuant to which Conversion Shares are to be issued pursuant to the terms of this Note.

“New Round Stock” means the securities (or units of securities if more than one security are sold as a unit) issued by the Company in the Qualified Financing.

“Note” means this Convertible Note, as amended, modified or restated.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Qualified Financing” means the Company’s Form 1-A Tier II Offering under Regulation A of the Securities Act (originally filed with the Securities and Exchange Commission on April 23, 2021), pursuant to which the Company is seeking to raise up to $10,000,000 of its Series A Preferred Stock.

“Securities Act” means the United States Securities Act of 1933, as amended.

2.	GENERAL PROVISIONS.

2.1. LOSS, THEFT, DESTRUCTION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

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2.2. PREPAYMENT; REDEMPTION. This Note may not be prepaid by the Company in whole or in part, except with the prior written consent of the Holder. This Note may not be redeemed by the Company in whole or in part, except with the prior written consent of the Holder.

3.	CONVERSION OF NOTE.

3.1. CONVERSION UPON QUALIFIED FINANCING. Without any action on the part of the Holder, all of the outstanding principal and accrued interest shall convert into that number of shares (or other denomination as applicable) of New Round Stock upon the consummation of a Qualified Financing (the “Conversion Date”), based upon a conversion price equal to 75% of the actual price per New Round Stock in the Qualified Financing.

3.2. CANCELLATION. Upon and as of the Conversion Date, this Note will be cancelled on the books and records of the Company and shall represent the right to receive the Conversion Shares.

3.3. DELIVERY OF SECURITIES UPON CONVERSION.

(a) As soon as is practicable after the Conversion Date, the Company shall deliver to the Holder a certificate or certificates evidencing the Conversion Shares issuable to the Holder, or other evidence thereof in the event the Conversion Shares are issued by the Company in book-entry format.

(b) The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of securities. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares so issued upon such conversion shall be validly issued, fully paid and nonassessable.

3.4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional share or a right to acquire a fractional share, the Company shall round to the nearest whole number.

4.	STATUS; RESTRICTIONS ON TRANSFER.

4.1. STATUS OF NOTE. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to conversion hereof into Conversion Shares.

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4.2. RESTRICTIONS ON TRANSFERABILITY. This Note and any Conversion Shares issued with respect to this Note, have not been registered under the Securities Act, or under any state securities or so-called “blue sky laws,” and may not be offered, sold, transferred, hypothecated or otherwise assigned except (a) pursuant to a registration statement with respect to such securities which is effective under the Act or (b) upon receipt from counsel satisfactory to the Company of an opinion, which opinion is satisfactory in form and substance to the Company, to the effect that such securities may be offered, sold, transferred, hypothecated or otherwise assigned (i) pursuant to an available exemption from registration under the Act and (ii) in accordance with all applicable state securities and so-called “blue sky laws.” The Holder agrees to be bound by such restrictions on transfer. The Holder further consents that the certificates representing the Conversion Shares that may be issued with respect to this Note may bear a restrictive legend to such effect.

5. COVENANTS. In addition to the other covenants and agreements of the Company set forth in this Note, the Company covenants and agrees that so long as this Note shall be outstanding:

5.1. PAYMENT OF NOTE. The Company will punctually, according to the terms hereof, (a) within thirty (30) days after the Maturity Date, pay or cause to be paid all amounts due under this Note and (b) reasonably promptly issue the Conversion Shares upon the Conversion Date.

5.2. NOTICE OF DEFAULT. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

5.3. COMPLIANCE WITH LAWS. The Company will comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

5.4. USE OF PROCEEDS. The Company shall use the proceeds of this Note for general working capital.

6.	REMEDIES.

6.1. EVENTS OF DEFAULT. “Event of Default” wherever used herein means any one of the following events:

(a) The Company shall fail to issue and deliver the Conversion Shares in accordance with Section 3;

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(b) Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable, subject to a thirty (30) day cure period;

(c) Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 6.1), and the continuance of such default for a period of 10 days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(d) The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(e) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(f) The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company; or

(g) It becomes unlawful for the Company to perform or comply with its obligations under this Note.

6.2. EFFECTS OF DEFAULT. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of this Note plus all accrued and unpaid interest through the date the Note is paid in full.

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6.3. REMEDIES NOT WAIVED; EXERCISE OF REMEDIES. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.	SUBORDINATION.

7.1. The Company agrees and the Holder, by acceptance of this Note, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness (as defined below), that, except as otherwise provided herein, upon (a) an event of default under any Senior Indebtedness (as defined below), or (b) any dissolution, winding up or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the Holder shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. For purposes of this Note, “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, indebtedness for borrowed money of the Company, to banks, insurance companies, commercial finance lenders, leasing or equipment financing institutions or other regulated lending institutions (excluding any indebtedness convertible into equity securities of the Company). Upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the Holder would be entitled to receive in respect of the Note but for the provisions hereof, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this Section 7.1 to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness).

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7.2. Nothing in this Section 7 is intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder, the unconditional and absolute obligation of the Company to pay the principal of and interest on this Note or affect the relative rights of the Holder and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the Holder from exercising all remedies otherwise permitted by Applicable Law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

8. REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company that:

8.1. The Holder is acquiring this Note for the Holder’s own account, as principal, for investment purposes only and not with any intention to resell, distributes or otherwise dispose of the Note, as the case may be, in whole or in part.

8.2. The Holder has had an unrestricted opportunity to: (i) obtain information concerning this Note and the offering thereof (the “Offering”), the Company, and its proposed and existing business, assets and financial condition; and (ii) ask questions of, and receive answers from the Company concerning the terms and conditions of the Offering and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in this Note or otherwise provided.

8.3. The Holder is an Accredited Investor, within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Company, and all information that the Holder has provided concerning the Holder, the Holder’s financial position and knowledge of financial and business matters is true, correct and complete. The Holder acknowledges and understands that the Company will rely on the information provided by the Holder in this Note for purposes of complying with federal and applicable state securities laws.

8.4. Except as otherwise disclosed in writing by the Holder to the Company, the Holder has not dealt with a broker in connection with the purchase of this Note and agrees to indemnify and hold the Company and its officers and directors harmless from any claims for brokerage or fees in connection with the transactions contemplated herein.

8.5. The Holder is not relying on the Company or any of its management, officers or employees with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of Notes. The Holder has relied solely on the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of Notes, the Holder’s own legal counsel, business and/or investment adviser, accountant and tax adviser.

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8.6. The Holder understands that this Note, or the securities into which it may convert, cannot be sold, assigned, transferred, exchanged, hypothecated or pledged, or otherwise disposed of or encumbered except in accordance with the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and that no market will exist for the resale of any such securities. In addition, the Holder understands that this Note or the securities into which it may convert, have not been registered under the Securities Act, or under any applicable state securities or blue sky laws or the laws of any other jurisdiction, and cannot be resold unless they are so registered or unless an exemption from registration is available. The Holder understands that there is no current plan to register the Notes or the securities into which they may convert.

8.7. The Holder is willing and able to bear the economic and other risks of an investment in the Company for an indefinite period of time. The Holder has read and understands the provisions of this Note.

8.8. The Holder maintains the Holder’s domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Note.

8.9. The Holder is not participating in the Offering as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or (iii) any registration statement the Company may have filed with the SEC.

8.10. If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be. The Holder has all requisite power and authority to own its properties, to carry on its business as presently conducted, to enter into and perform this Note and to carry out the transactions contemplated hereby. This Note is a valid and binding obligation of the Holder, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally. If applicable, the execution, delivery and performance of this Note has been duly authorized by all necessary action of the Holder. The execution, delivery and performance of this Note and the performance of any transactions contemplated by this Note will not: (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Holder is a party or by which it or its assets are bound, or any provision of its organizational documents (if an entity), or cause the creation of any lien or encumbrance upon any of the assets of the Holder; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Holder; (iii) require from the Holder any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Holder is a party or by which it is bound.

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8.11. The Holder acknowledges and agrees that the Company intends, in the future, to raise additional funds to expand its business which may include, without limitation, the need to: fund more rapid expansion; fund additional marketing expenditures; enhance its operating infrastructure; hire additional personnel; respond to competitive pressures; or acquire complementary businesses or necessary technologies.

8.12. The Holder acknowledges and agrees that the Company will have broad discretion with respect to the use of the proceeds from this Offering, and the Holder will be relying on the judgment of management regarding the application of these proceeds.

8.13. Neither the Holder nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Note, “Rule 506(d) Related Party” shall mean a Person covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

8.14. The Holder understands the various risks of an investment in the Company, and has carefully reviewed the various risk factors and other disclosures of the Company set forth in the periodic reports and other documents it files with the SEC under the Exchange Act.

9.	MISCELLANEOUS.

9.1. SEVERABILITY. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

9.2. NOTICE. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or

(c) sent by other electronic transmission, and shall be deemed given when so delivered personally, sent by electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as provided below or subsequently to the Company from time to time and, if to the Company, to its principal office.

9.3. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Nevada (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

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9.4. FORUM. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of Nevada and they hereby submit to the exclusive jurisdiction of the federal or state courts of the State of Nevada, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

9.5. HEADINGS. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

9.6. AMENDMENTS. This Note may be amended or waived only with the written consent of the Company and the Holder.

9.7. NO RECOURSE AGAINST OTHERS. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

9.8. ASSIGNMENT; BINDING EFFECT. This Note may be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

SIGNATURE ON THE FOLLOWING PAGE

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IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be signed as of the date hereinabove written.

OMNIA WELLNESS INC.

By:
Name:	Steve Howe
Title:	Executive Chairman

HOLDER:

Signature of Holder(s):

Name:	Print Name of Holder(s)
Title:

Social Security Number(s) or EIN

Mailing Address of Holder(s)	Residence of Holder(s)

Chapel House	As mailing address
Street	Street

Lodsworth West Sussex GU28 9DJ UK

City State Zip Code	City State Zip Code

If Joint Ownership, check one:

☐	Joint Tenants with Right of Survivorship
☐	Tenants-in-Common
☐	Tenants by the Entirety
☐	Community Property
☐	Other (specify): ____________

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE